UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013 (June 5, 2013)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 E. Franklin St.

Richmond, VA 23219

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 887-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 5, 2013, Media General, Inc., a Virginia corporation (the “Company”), New Young Broadcasting Holding Co., Inc., a Delaware corporation (“Young”), General Merger Sub 1, Inc., a Virginia corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), General Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), and General Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub 3”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for an all-stock business combination transaction between the Company and Young.

At the closing of the transactions contemplated by the Merger Agreement (the “Closing”, and the date on which the Closing occurs, the “Closing Date”), the Company will reclassify each outstanding share of its existing Class A Common Stock, par value $5.00 per share (the “Company Class A Common Stock”) and each outstanding share of its existing Class B Common Stock, par value $5.00 per share (the “Company Class B Common Stock”) into one (1) share of a newly-created class of Voting Common Stock of the Company (the “Company Voting Common Stock”), by means of a merger of Merger Sub 1 with and into the Company (the “Reclassification Merger”). In the Reclassification Merger, shares of Company Class A Common Stock held by Berkshire Hathaway, Inc. (“Berkshire”) and its affiliates will be converted on a one-for-one basis into shares of a newly-created class of Non-Voting Common Stock of the Company (the “Company Non-Voting Common Stock”, and together with the Company Voting Common Stock, the “Company Common Stock”) to the extent (but only to such extent) necessary to ensure that immediately following the Combination Merger described below, Berkshire and its affiliates will hold no more than 4.99% of the outstanding shares of Company Voting Common Stock. The shares of the Company Non-Voting Common Stock will be convertible on a one-for-one basis into shares of Voting Common Stock, subject to certain limitations contained in the Company's articles of incorporation relating to regulatory matters. Following consummation of the Reclassification Merger, holders of Company Voting Common Stock may elect to convert their shares of Company Voting Common Stock into shares of Company Non-Voting Common Stock.

Immediately following the Reclassification Merger, the Company will acquire all of the outstanding equity securities of Young by means of a merger of Merger Sub 2 with and into Young (the “Combination Merger,” and together with the Reclassification Merger, the “Transaction”), as a result of which Young will become a wholly-owned subsidiary of the Company. In the Combination Merger, the Company will issue approximately 60.2 million shares of Company Voting Common Stock (the “Combination Merger Consideration”) to the holders of Young equity securities (the “Young Equityholders”). Each Young Equityholder will have the option to receive shares of Company Non-Voting Common Stock for all or a portion of the shares of Company Voting Common Stock that the holder was otherwise entitled to receive (substituting shares of Company Non-Voting Common Stock for Company Voting Common Stock on a one-share for one-share basis). It is estimated that, immediately following the consummation of the Transaction, the former equityholders of Young will own 67.5% of the fully diluted equity of the Company, and stockholders and other equityholders of Media General immediately prior to the Transaction will own 32.5% of the fully diluted equity of the Company.

The Company and Young have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions: (i) the Company will conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the effective time of the Combination Merger (the “Combination Merger Effective Time”), (ii) the Company will not engage in certain activities during such period without the consent of Young, (iii) the Company will cause a meeting of the Company’s shareholders to be held to consider adoption of the Merger Agreement and (iv) the Board of Directors of the Company (the “Company Board”) will recommend adoption of the Merger Agreement by its shareholders. In addition, the Company may not, among other things, initiate, solicit or knowingly encourage proposals relating to certain alternative transactions and has agreed to certain restrictions on its ability to respond to such proposals.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Young. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (A) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) on or after January 1, 2012 and prior to the date of the Merger Agreement and (B) matters described in a confidential disclosure letter delivered by the Company to Young in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The consummation of the Transaction is subject to certain closing conditions, including, among others, (i) the approval of an amendment to the Company's articles of incorporation in connection with the Transaction by the holders of a majority of the outstanding shares of the Company Class A Common Stock and the holders of a majority of the outstanding shares of the Company Class B Common Stock, each voting separately as a single class, (ii) the approval of the Reclassification Merger by the holders of more than two-thirds of the outstanding shares of Class B Common Stock, (iii) the affirmative vote of the holders of a majority of all votes cast by holders of shares of Company Class A Common Stock and Company Class B Common Stock, voting together as a single class, with respect to the approval of the issuance of shares of Common Stock pursuant to the Reclassification Merger and the Combination Merger, (iv) the requisite approval of the equityholders of Young, (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (vi) the grant by the United States Federal Communications Commission of consent to the Transaction, (vii) the absence of any order or injunction that is in effect and that prevents the Transaction, (viii) the effectiveness of a registration statement on Form S-4 registering the shares of Company Common Stock to be issued in connection with the Reclassification Merger, (ix) the listing of the shares to be issued in the Reclassification Merger and the Combination Merger on the New York Stock Exchange, (x) the receipt of third party consents under certain of the Company’s and Young’s material contracts, (xi) the accuracy of each party’s representations and warranties (subject generally to a material adverse effect standard) and (xii) performance of each party’s covenants in all material respects. The requisite approvals of the Transaction required to be obtained from the equityholders of Young were obtained immediately after the execution and delivery of the Merger Agreement.

The consummation of the Transaction is not subject to any financing condition. However, the Company and Young have agreed to use their respective commercially reasonable efforts to refinance, in connection with the Transaction (such refinancing, the “Refinancing”), (i) the Company's credit facility under that certain Credit Agreement, dated as of May 17, 2012, among the Company, as borrower, BH Finance LLC (“BH Finance”), a subsidiary of Berkshire Hathaway Inc. (“Berkshire”), as administrative agent and a lender and the other three lenders party thereto (which are also Berkshire subsidiaries) (the “Credit Agreement”), (ii) the Company’s 11 3/4% Senior Secured Notes Due 2017 issued under that certain Indenture, dated as of February 12, 2010, among the Company, the guarantors party thereto and The Bank of New York Mellon, as Trustee, (iii) Young’s credit facility under that certain Credit Agreement, dated as of December 13, 2011 (the “Young Credit Agreement”), among Young, Young Broadcasting, LLC, as borrower, the lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, (iv) Shield Media Lansing LLC’s credit facility under that certain Credit Agreement, dated as of March 1, 2013 (the “Shared Services Lancing Credit Facility”), among Shield Media Lansing LLC, WLAJ-TV LLC, as borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto and (v) Shield Media LLC’s credit facility under that certain Credit Agreement, dated as of December 13, 2012 (together with the Shared Services Lancing Credit Facility, the “Shared Services Credit Facilities”) among Shield Media LLC, WXXA-TV LLC, as borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto.

The Merger Agreement contains certain termination rights for both Young and the Company, including if the Transaction is not completed on or before June 5, 2014 or if the approval of the Merger Agreement by the Company’s shareholders is not obtained. In addition, among other termination rights, Young may terminate the Merger Agreement if the Company Board takes certain actions that result in a recommendation adverse to the Transaction and the Company may terminate the Merger Agreement, subject to certain conditions, to accept a proposal that is superior to the terms and conditions of the Transaction. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Young a termination fee of $12 million.

Under the Merger Agreement, upon consummation of the Transaction,

●

the Company Board will be comprised of 14 members consisting of the nine directors of the Company immediately prior to the Transaction (the “Pre-Closing Company Directors”) and the five current directors of Young (or any replacements designated by Young, subject to the approval of the Company Board, not to be unreasonably withheld) (the “Young Designees”);

●	the Nominating & Governance Committee of the Company Board (the “Nominating Committee”) will be comprised of five members consisting of three Young Designees and two Pre-Closing Company Directors; and

●	Young Designees will chair the Nominating Committee and the Compensation Committee of the Company Board, and a Pre-Closing Company Director will chair the Audit Committee of the Company Board.

In addition, in connection with the consummation of the Transaction, the Company's articles of incorporation will be amended and restated to provide for the governance arrangements described below.

During the time period beginning on the consummation of the Transaction through the 2014 annual meeting of shareholders of the Company, certain significant corporate actions will require the consent of at least 10 out of the 14 members of the Company Board, including any change to the size of the Company Board (other than the reduction from 14 to 11 directors as described below), any change to the composition, structure or authority of the Company Board's committees, mergers, consolidations and similar transactions involving the Company, any amendments to the Company's articles of incorporation or by-laws, and the hiring or termination of executive officers of the Company

In connection with the 2014 annual meeting of shareholders of the Company, the size of the Company Board will be reduced to 11 members, and the Nominating Committee will nominate for election to the Company Board (i) five Pre-Closing Company Directors selected by the Nominating Committee (including the current Chairman, Vice Chairman and Chief Executive Officer of the Company), (ii) five Young Designees, and (iii) one additional nominee selected by the Nominating Committee.

During the period from the consummation of the Transaction through the 2017 annual meeting of shareholders of the Company the Nominating Committee will have the exclusive right to nominate candidates on behalf of the Company for election to the Company Board and to appoint individuals to fill vacancies on the Company Board, subject to a right of a majority of the Company Board (including one affirmative vote of a Young Designee) to reject such nomination or appointment. During that period, the Nominating Committee will be comprised of five directors, including at least three Young Designees. During the period from the consummation of the Transaction through the 2014 annual meeting of shareholders of the Company, the Nominating Committee will include two Pre-Closing Company Directors in addition to the three Young Designees.

In addition, the Company's articles of incorporation will be further amended and restated to authorize the Company to limit the ownership, conversion or transfer of Company Common Stock in respect of (i) violations of U.S. federal communications laws, (ii) material limitations imposed by U.S. federal communications law, and (iii) the subjecting of the Company to additional U.S. federal communication law rules, regulations, orders or policies having a material effect on the Company, in each case to the extent caused by the ownership, conversion and transfer of the Company Common Stock.

In connection with the Transaction, the Company also entered into:

●	a letter agreement, dated as of June 5, 2013, by and among the Company, BH Finance and the other lenders under the Credit Agreement (the “Credit Letter Agreement”), relating to the Credit Agreement;

●

a Voting Agreement, dated as of June 5, 2013, by and among Young, the D. Tennant Bryan Media Trust dated May 28, 1987 (the “Media Trust”), as amended and restated as of April 21, 1994, between D. Tennant Bryan and J. Stewart Bryan, III, as initial trustees, J. Stewart Bryan, III, and the Company (the “Voting Agreement”);

●

a Voting and Consent Agreement, dated as of June 5, 2013, by and among Young, the Company, the Secretary of Young (as Warrant Agent) and the Young Equityholders that are party thereto (the “Young Voting and Consent Agreement”);

●	a Standstill and Lock-Up Agreement, dated as of June 5, 2013, by and among the Company and the equityholders of Young that are parties thereto (the “Standstill and Lock-Up Agreement”);

●	an Amended and Restated Registration Rights Agreement, dated as of June 5, 2013, by and among Media General, Inc., Young and the Holders (as defined therein) (the “Registration Rights Agreement”); and

●

a Letter Agreement, dated as of June 5, 2013, by and among the Company, Media General Operations, Inc., Berkshire and World Media Enterprises Inc., and, solely with respect to certain provisions thereof, the Media Trust and J. Stewart Bryan, III (the “Berkshire Letter Agreement”).

Credit Letter Agreement

Pursuant to the Credit Letter Agreement, BH Finance agreed that (i) the Company's entering into the Merger Agreement in accordance with the provisions of the Credit Agreement will not constitute an event of default under the Credit Agreement, and (ii) in the event that the Credit Agreement is not refinanced and repaid in full prior to or upon the consummation of the Transaction, the Credit Agreement will, subject to the satisfaction of certain conditions, be amended to incorporate the terms set forth in the Credit Letter Agreement to reflect the post-Transaction structure of the Company and its subsidiaries and to account for Young's existing secured debt facility. In addition, in connection with the Transaction, Young entered into an amendment of its credit agreement, which the administrative agent and lenders thereunder (in such capacity and in their capacity as lenders under the Shared Services Credit Facilities) agreed to amend the Young Credit Agreement in order to permit the Transaction, subject to certain conditions. In the event that a refinancing does not take place when the Transaction is consummated, the Credit Agreement, the Young Credit Agreement and the Shared Services Credit Facilities, each as amended, would remain in effect. Young and its subsidiaries would continue to be subject to the covenants of the Young Credit Agreement and the Company would be obligated to cause Young and its subsidiaries to comply with certain covenants in the Credit Agreement that currently, and as amended, would apply to the Company and all of its subsidiaries. The Company and its subsidiaries, on the one hand, and Young and its subsidiaries, on the other hand, would also be required to transact with each other on a basis that is both fair and arms length.

Voting Agreement

Pursuant to the Voting Agreement, the Media Trust and Mr. J. Stewart Bryan, III have agreed to vote the shares of Company Class A Common Stock and Company Class B Common Stock that they own in favor of the Merger Agreement and the Transaction, subject to the terms and conditions of the Voting Agreement. The Voting Agreement will terminate if the Merger Agreement is terminated in accordance with its terms. In addition, Mr. Bryan may terminate the Voting Agreement if the Company Board withdraws its recommendation in favor of the Transaction.

Young Voting and Consent Agreement

Pursuant to the Young Voting and Consent Agreement, the Young Equityholders party thereto have agreed to vote their equity interests in Young in favor of the Merger Agreement and the Transaction, subject to the terms and conditions of the Young Voting and Consent Agreement. In addition, Young and the Equityholders party thereto have also agreed to (i) amend and restate that certain registration rights agreement of Young, dated as of June 24, 2010, by and among Young and the Young Equityholders, into the Registration Rights Agreement, and (ii) make certain amendments to the warrant agreement of Young, dated as of June 24, 2010, by and among Young, the warrant agent and certain Young Equityholders party thereto. The Young Voting and Consent Agreement will terminate if the Merger Agreement is terminated in accordance with its terms. Young Equityholders holding in excess of 66.6% of the fully diluted equity of Young have delivered to the Company their written consent to the adoption of the Merger Agreement and their approval of the transactions contemplated by the Merger Agreement. The signatures to the Young Voting and Consent Agreement reflect the signatures of the Young Equityholders received as of June 5, 2013.

Standstill and Lock-Up Agreement

The Standstill and Lock-Up Agreement imposes certain restrictions on acquisitions and transfers of equity interests in Young by Standard General Fund L.P. and certain related persons (collectively, the “Standard General Entities”) prior to the Closing, as well as restrictions on acquisitions and transfers of equity interests in the Company by the Standard General Entities following the Closing. Such provisions include, among others, provisions restricting the Standard General Entities from acquiring more than 40% of the Company Voting Common Stock following the Closing, and from initiating a proxy contest with respect to the Company until after the Company's 2017 annual shareholders meeting, subject to limited exceptions.

Registration Rights Agreement

The Registration Rights Agreement will provide, following the Combination Merger, registration rights to Young Equityholders that are parties to such agreement (the “Registration Rights Parties”) with respect to shares of Company Common Stock. The Registration Rights Agreement also requires the Company to file a shelf registration statement covering shares of Company Voting Common Stock that will be issued to the Registration Rights Parties in connection with the Transaction (and shares of Company Voting Common Stock issuable upon conversion of the shares of Company Non-Voting Common Stock that may be issued to the Registration Rights Parties in connection with the Transaction).

The Registration Rights Parties will have the right to demand that the Company register shares of Company Common Stock for sale in registered underwritten offerings, subject to certain limitations, including a requirement that no such demand registration be effected within six months of another demand registration, and a requirement that the gross proceeds from the sale of shares in any such demand registration be at least $75 million. The Registration Rights Parties will also have piggyback rights with respect to certain registered underwritten offerings of equity securities of the Company.

In addition, the Registration Rights Agreement generally restricts the Registration Rights Parties from selling any shares of capital stock of the Company, and from entering into swaps and other derivative transactions in respect of any capital stock of the Company, in each case from June 5, 2013 until the date that is six months following the Closing, except in connection with an underwritten offering. Young Equityholders may opt out of the Registration Rights Agreement at any time prior to the Combination Merger Effective Time.

Berkshire Letter Agreement

Pursuant to the Berkshire Letter Agreement, the Company, Berkshire and the other parties thereto agreed, among other things, that effective as of the Combination Merger Effective Time, that certain Shareholders Agreement, dated as of May 24, 2012, by and among the Company, Berkshire, the Media Trust and J. Stewart Bryan III, and that certain Registration Rights Agreement, dated as of May 24, 2012, by and between the Company and Berkshire would each be terminated.

The foregoing summaries of the Merger Agreement, the Credit Letter Agreement, the Voting Agreement, the Young Voting and Consent Agreement, the Standstill and Lock-Up Agreement, the Registration Rights Agreement, the Berkshire Letter Agreement and the transactions contemplated thereby do not purport to be complete descriptions of all the parties’ rights and obligations under such agreements, and these summaries are qualified in their entirety by reference to the Merger Agreement, the Credit Letter Agreement, the Voting Agreement, the Young Voting and Consent Agreement, the Standstill and Lock-Up Agreement, the Registration Rights Agreement and the Berkshire Letter Agreement, as applicable, copies of which are filed as Exhibits hereto and each of which is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

The Combination Merger Stock Consideration will be issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the U.S. Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder and exemption from registration under applicable state securities laws.

Item 5.02.     Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)           Compensatory Arrangements for Certain Officers

 Employment Agreements with Named Executive Officers

On June 5, 2013, the Company entered into employment agreements with each of George L. Mahoney, James F. Woodward, James R. Conschafter, and John R. Cottingham, to serve after the Closing in the positions of Chief Executive Officer, Senior Vice President and Chief Financial Officer, Vice President, Broadcast Markets, and Vice President, Broadcast Markets, respectively (each, an “Employment Agreement” and collectively, the “Employment Agreements”). The effectiveness of the Employment Agreements is subject to the consummation of the Transaction, and the Employment Agreements generally provide for similar terms for each of the executives.

The Employment Agreements provide that the employment term for Messrs. Mahoney and Woodward is three years, and for Messrs. Conschafter and Cottingham, two years, in each case, commencing on the Closing Date. Following the expiration of the respective term, the executive will be employed on an at-will basis. The executives are entitled to base salary in the amount of $625,000, $500,000, $450,000, and $430,000 for Messrs. Mahoney, Woodward, Conschafter, and Cottingham, respectively, and are also eligible to earn an annual bonus (as a percentage of base salary) as follows: 75% for Mr. Mahoney, 45% for Mr. Woodward, and $36% for each of Mr. Conschafter and Mr. Cottingham. Each of the executive officers is eligible to participate in employee benefit plans and programs on the same basis as other senior executives of the Company, and additionally, Mr. Mahoney will be entitled to Company-paid club membership and Company-paid home security services, Mr. Woodward will be entitled to Company-paid club membership, and Messrs. Conschafter and Cottingham will be entitled to participate in the Company’s automobile program.

Under the terms of the Employment Agreements, each of the executive officers (other than Mr. Mahoney) is entitled to receive, upon the Closing Date and subject to the executive’s employment with the Company as of such date, a number of stock units (the “Stock Units”) equal to the amount determined by dividing the executive’s base salary by the closing per share price of Company Class A Common Stock on the date of the public announcement of the Transaction, June 6, 2013. One-half of the Stock Units granted to the executive shall vest on each of the first and second anniversaries of the Closing Date, subject to the executive’s employment with the Company through each such anniversary. The vested Stock Units will be settled within thirty days following the applicable anniversary and each vested Stock Unit will entitle the executive to a payment in cash on the settlement date in an amount equal to the closing price per share of common stock on the date of vesting.

In the case of Messrs. Conschafter and Cottingham, the Employment Agreements also provide that they are each entitled to a transaction bonus of $75,000, payable within 30 days of the Closing Date.

Pursuant to the terms of the Employment Agreements, in the event the executive is terminated during the employment term by the Company other than for cause or disability, or by the executive for good reason (a “Qualifying Termination”), the executive will be entitled to payment of: (i) one and one-half times (two times for Mr. Mahoney) the sum of (x) his base salary at the rate then in effect immediately prior to termination plus (y) the target annual bonus opportunity for the year of such termination (the “Severance Payment”), (ii) benefits continuation for 12 months following the termination date, and (iii) the accelerated vesting of any equity or equity-based compensation held by the executive as of the termination date. In the event a Qualifying Termination occurs during the employment term following a change in control, or at any time prior to a change in control (if such termination occurs after the Company entered into and has not terminated a definitive agreement, the consummation of which would constitute a change in control), the executive would be entitled to the payments and benefits as provided in the event of a Qualifying Termination, except the multiple in calculating the Severance Payment will be two times (three times, for Mr. Mahoney). For purposes of the Employment Agreements, the Transaction does not constitute a change in control.

The Employment Agreements also provide that following the termination of the executive’s employment for any reason during the employment term, he will be bound by noncompete and nonsolicitation covenants for a period of 12 months following such termination.

The foregoing description of certain terms and conditions of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits hereto and are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or Young to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the acquisition, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of the Company, the respective parties’ performance of their obligations under the merger agreement, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to, the Company's ability to promptly and effectively integrate the businesses of the Company and Young, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company and Young, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors could also have material adverse effects on the Company’s or Young's performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

The Company plans to file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the mergers. In addition, the Company will file with the SEC other information and documents concerning the mergers and the businesses of the Company and Young. THE COMPANY URGES INVESTORS TO REVIEW THE PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at www.sec.gov. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of the Company shareholders in connection with the proposed merger. Investors may obtain more detailed information regarding the names, affiliations and interests of the Company directors and executive officers by reading the Company’s proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 14, 2013. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials filed by the Company with the SEC in connection with the proposed merger when they become available.

The officers and directors of the Company may have interests in the merger, some of which may differ from, or may be in addition to, those of the shareholders of the Company. A description of the interests that the officers and directors of the Company have in the mergers will be described in the proxy statement/prospectus.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of June 5, 2013, by and among Media General, Inc., New Young Broadcasting Holding Co., Inc., General Merger Sub 1, Inc., General Merger Sub 2, Inc., and General Merger Sub 3, LLC.

10.1	Letter Agreement, dated as of June 5, 2013, by and among the Company, BH Finance LLC and the other parties thereto.
10.2

Voting Agreement, dated as of June 5, 2013, by and among New Young Broadcasting Holding Co., Inc., the D. Tennant Bryan Media Trust dated May 28, 1987, as amended and restated as of April 21, 1994, between D. Tennant Bryan and J. Stewart Bryan, III, as initial trustees, J. Stewart Bryan, III, and Media General, Inc.

10.3	Standstill and Lock-Up Agreement, dated as of June 5, 2013, by and among Media General, Inc., Standard General Fund L.P. and Standard General Communications LLC.
10.4	Amended and Restated Registration Rights Agreement, dated as of June 5, 2013, by and among Media General, Inc., New Young Broadcasting Holding Co., Inc. and the Holders (as defined therein).
10.5

Voting and Consent Agreement, dated as of June 5, 2013, by and among New Young Broadcasting Holding Co., Inc., Media General, Inc., the Secretary of New Young Broadcasting Holding Co., Inc. (as Warrant Agent) and the New Young Broadcasting Holding Co., Inc. equityholders party thereto.

10.6

Letter Agreement, dated as of June 5, 2013, by and among Media General, Inc., Media General Operations, Inc., Berkshire Hathaway Inc., World Media Enterprises Inc., and, solely with respect to certain provisions thereof, the D. Tennant Bryan Media Trust dated May 28, 1987, as amended and restated as of April 21, 1994, between D. Tennant Bryan and J. Stewart Bryan, III, as initial trustees, and J. Stewart Bryan, III.

10.7	Employment Agreement, dated as of June 5, 2013, by and between Media General, Inc. and George L. Mahoney.
10.8	Employment Agreement, dated as of June 5, 2013, by and between Media General, Inc. and James F. Woodward.
10.9	Employment Agreement, dated as of June 5, 2013, by and between Media General, Inc. and James R. Conschafter.
10.10	Employment Agreement, dated as of June 5, 2013, by and between Media General, Inc. and John R. Cottingham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
Name: James F. Woodward Title: Vice President and Chief Financial Officer